Exhibit 24

POWERS OF ATTORNEY

OLYMPIC STEEL, INC.

KNOW ALL MEN BY THESE PRESENTS, that OLYMPIC STEEL, INC., an Ohio corporation, and each person whose name is signed below hereby constitute and appoint Richard T. Marabito and Richard A. Manson their attorneys-in-fact and agents, with full power of substitution and resubstitution, for and on behalf of Olympic Steel, Inc. and the undersigned directors and officers of Olympic Steel, Inc., and each of such directors and officers, to sign Olympic Steel, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018, any or all amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or their substitute or substitutes may do or cause to be done by virtue hereof.

This Power of Attorney of Olympic Steel, Inc., and the directors and officers of Olympic Steel, Inc. may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio this 15th day of February, 2019.

OLYMPIC STEEL, INC.

	By:	/s/ Richard A. Manson
Richard A. Manson, Chief Financial Officer

Directors and Officers:

/s/ Richard T. Marabito	/s/ Dirk A. Kempthorne
Richard T. Marabito, Chief Executive Officer and Director	Dirk A. Kempthorne, Director

/s/ Richard A. Manson	/s/ Idalene F. Kesner
Richard A. Manson, Chief Financial Officer	Idalene F. Kesner, Director
(Principal Financial and Accounting Officer)

/s/ Michael D. Siegal	/s/ Donald R. McNeeley
Michael D. Siegal, Executive Chairman of the Board	Donald R. McNeeley, President Chicago Tube
and Iron and Director

/s/ Arthur F. Anton	/s/ Michael G. Rippey
Arthur F. Anton, Lead Director	Michael G. Rippey, Director

/s/ Ralph M. Della Ratta, Jr.	/s/ David A. Wolfort
Ralph M. Della Ratta, Jr., Director	David A. Wolfort, President and Director

/s/ Howard L. Goldstein
Howard L. Goldstein, Director